Exhibit 21

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2006

Magellan Midstream Holdings GP, LLC, a Delaware limited liability company

Magellan Midstream Holdings, L.P., a Delaware limited partnership

Magellan GP, LLC, a Delaware limited liability company

Magellan Midstream Partners, L.P., a Delaware limited partnership

Magellan IDR LP, LLC, a Delaware limited liability company

Magellan IDR, L.P., a Delaware limited partnership

Magellan Pipeline GP, LLC, a Delaware limited liability company

Magellan Pipeline Company, L.P., a Delaware limited partnership

Magellan Pipeline Terminals, L.P., a Delaware limited partnership

Magellan Operating GP, LLC, a Delaware limited liability company

Magellan OLP, L.P., a Delaware limited partnership

Magellan NGL, LLC, a Delaware limited liability company

Magellan Ammonia Pipeline, L.P., a Delaware limited partnership

Magellan Asset Services, L.P., a Delaware limited partnership

Magellan Pipelines Holdings, L.P., a Delaware limited partnership

Magellan Terminals Holdings, L.P., a Delaware limited partnership